Exhibit 10-b
TWELFTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This TWELFTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 10, 2021 (the “Amendment Date”), is entered into by and among the following parties:
(i)    ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;
(ii)    MERITOR, INC. (“Meritor”), an Indiana corporation, as Servicer; and
(iii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), and desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Receivables Purchase Agreement. Effective as of the Amendment Date, the Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 2.Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)Representations and Warranties. As of the date hereof and immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination

Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 3.Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.Effectiveness. This Amendment shall become effective as of the Amendment Date upon the Administrator’s receipt of counterparts hereto duly executed by each of the parties hereto.
SECTION 5.Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller

By: /s/ Mike Lei
Name:     Mike Lei
Title:    President and Treasurer

MERITOR, INC.,
as Initial Servicer

By: /s/ Mike Lei
Name:     Mike Lei
Title:     Treasurer

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Twelfth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser,
as an LC Participant, as a Purchaser Agent,
as LC Bank and as Administrator

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

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Twelfth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

EXHIBIT A
AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT
(Attached)

Exhibit A

EXHIBIT A TO 12TH AMENDMENT,
DATED DECEMBER 10, 2021

RECEIVABLES PURCHASE AGREEMENT
DATED AS OF JUNE 18, 2012
BY AND AMONG
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller,
MERITOR, INC.
as initial Servicer,
THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION,
as LC Bank,
AND
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor thereto that is a nationally recognized statistical rating organization.
“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Temporary Period” means the Monthly Settlement Date occurring in December 2021 up to but excluding the Monthly Settlement Date occurring in April 2022.
“Termination Day” means: (a) each day on which any of the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to the Agreement. For the avoidance of doubt, any Termination Event that occurs shall be deemed to be continuing unless and until such Termination Event has been waived in accordance with the terms of the Agreement.
“Third Amendment Effective Date” means the date on which that certain Third Amendment to this Agreement, dated as of October 11, 2013, becomes effective in accordance with its terms.
“Total Reserves” means, at any time, the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the sum of the Loss Reserve plus the Dilution Reserve.
“Transaction Documents” means the Agreement, the Lock-Box Agreements, the Fee Letter, the Purchase and Sale Agreement, each Subordinated Note, the Performance Guaranty, the Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.
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up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Performance Guarantor, the Servicer or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(f)    (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.00%, (B) the Delinquency Ratio shall (i) during the Temporary Period, exceed 9.00%, otherwise, exceed 6.00%, or (C) the Dilution Ratio shall exceed 9.50% or (ii) the Days’ Sales Outstanding shall exceed 45 days;
(g)    a Change in Control shall occur;
(h)    (i) the sum of (A) the Aggregate Capital, plus the Adjusted LC Participation Amount, plus (B) the Total Reserves exceeds (ii) the sum of (A) Net Receivables Pool Balance at such time, plus (B) the Purchasers’ Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within two (2) Business Days;
(i)    (A) the Performance Guarantor or any of its Subsidiaries fail to pay any principal of or premium or interest on any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), which failure continues after the applicable grace period, if any, specified in the related Material Debt Agreement (whether or not such failure is waived under any related Material Debt Agreement);
(B)    any other event or condition (other than the Permitted 2026 Put or an event described in paragraph (o) below) occurs or exists under, and continues to exist after the applicable grace period, in any, specified in, any Material Debt Agreement, (x) which event or condition gives the applicable debtholders, lenders or counterparties the right (whether or not acted upon) to (I) accelerate the maturity of the related Material Debt or (II) cause the early termination of any commitment of any such debtholder, lender or counterparty under the related Material Debt Agreements or the transactions contemplated by the related Material Debt Agreements, and (y) solely in the case of an event or condition arising and continuing under the Meritor Credit Agreement while PNC is a party thereto, which event or condition does not cease to exist, or is not cured or waived in accordance with the terms of the Meritor Credit Agreement within a period of thirty (30) days after the later of the date on which such event or condition occurs or the expiration of the applicable grade period (if any);
(C)    any Material Debt is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or pursuant to the Permitted 2026 Put), redeemed, purchased or defeased (except as a result of the exercise
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